Exhibit 10.17

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Termination Agreement”) dated as of February 8, 2024, by and between Kisses From Italy Inc., a Florida corporation with offices at 80 SW 8th St., Suite 2000, Miami, Florida, 33130 (the “Company”) and SC Culinary LLC, a New York limited liability company (“SC Culinary” and together with the Company, the “Parties,” and each, a “Party”).

WHEREAS, the Parties entered into that certain Strategic Alliance Agreement dated as of February 21, 2023, and made effective as of March 1, 2023 (the “Agreement”), setting forth the terms of the strategic relationship between the Parties; and

WHEREAS, pursuant to the terms of the Agreement, either Party may terminate the Agreement and the strategic relationship described therein upon ninety (90) days’ prior notice to the other; and

WHEREAS, the Parties have mutually determined to terminate the Agreement and the relationship between the Parties, effective as of the date hereof, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined shall have their respective meanings assigned to them in the Agreement.

2. Termination of the Agreement. Effective as of the date hereof, the Parties are waiving all notice requirements under the Agreement and agree and acknowledge that:

a.	except for the obligation set forth in Section 9.3(a) of the Agreement, the Agreement shall be terminated immediately upon the execution of this Termination Agreement;

b.	all terms and provisions of the Agreement are hereby terminated in their entirety and shall have no further force nor effect, including the right of the Company (or assignee or sublicensee) to use or exploit NIL Rights or another SC Culinary intellectual property;

c.	except for the Company’s obligation to pay SC Culinary the accrued sum of $10,000 on or before February 19, 2024, neither Party has any ongoing obligations with respect to any payments;

d.	each Party shall have 14 days to remove from its social media content, all Scott Conant’s name and likeness and The Ponte San’gwich Shoppe & Italian Deli brand and logo; and

e.	this termination is made by mutual agreement and not pursuant to Sections 8.1, 8.2, 9.2 or any other provision of the Agreement.

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3. Mutual Release. For and in consideration of the covenants and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, each Party (which for purpose of this Release, Scott Conant shall be included in all releases granted to SC Culinary) hereby release, acquit, satisfy, and forever discharge the other Party and its affiliates, employees, agents, attorneys, and its successors and assigns (the “Released Parties”) from any and all claims, actions, obligations, liabilities, demands and/or causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, of whatever kind or character, whether now known or unknown, which such Party has or might claim to have against the other Party, including any payments to and by the Company (except as expressly provided above), arising or to arise under any and all agreements or other arrangements, written or oral, in any manner concerning the Released Parties, other than any claims relating to the execution and delivery of this Termination Agreement and the terms and provisions hereof.

4. Representations and Warranties. Each Party represents and warrants to the other Party, on the date of this Termination Agreement:

(i) each Party has all necessary power, authority, and capacity to enter into this Termination Agreement and has taken all action necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder;

(ii) the person signing this Termination Agreement has the authority to bind the Party on behalf of which it is signing the Agreement, and this Termination Agreement, when duly executed and delivered, will constitute a legal, valid and binding obligation of each such Party, enforceable against each such Party in accordance with its terms.

5. Entire Agreement. This Termination Agreement embodies the entire agreement and understanding between the Parties hereto and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof.

6. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Termination Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof.

7. Actions to Enforce this Termination Agreement, Attorneys’ Fees and Costs. In the event that one Party to this Termination Agreement commences a legal action to enforce any of its terms, the prevailing Party in such an action shall be entitled to recover, from the non-prevailing Party or parties, as the case may be, its reasonable attorneys’ fees and costs of litigation, including all expert and consulting fees.

8. Successors and Assigns. This Termination Agreement shall be binding upon and inure to the benefit of the Parties hereto, their respective successors and assigns.

9. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the Party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day; (iii) three calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other Party at such Party’s address hereinafter set forth on the signature page hereof, or at such other address as such Party may designate by three days’ advance written notice to the other Party hereto.

10. Counterparts; Electronic Transmission of Signatures. This Termination Agreement may be executed in counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute one and the same instrument. Signature pages transmitted by electronic mail or other electronic means shall be valid for all purposes.

[Remainder of Page Intentionally Omitted; Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the date first above written.

KISSES FROM ITALY, INC.

By:/s/ Claudio Ferri
Name: Claudio Ferri
Title: Chief Executive Officer

SC CULLINARY LLC

By: /s/ Scott Conant
Name: Scott Conant
Title: Sole Member

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